Exhibit 10.11A 1 FIRST AMENDMENT OF THE JOHN BEAN TECHNOLOGIES CORPORATION SAVINGS AND INVESTMENT PLAN (As Amended and Restated Effective as of January 1, 2023) WHEREAS, John Bean Technologies Corporation (the “Company”) sponsors and maintains the John Bean Technologies Corporation Savings and Investment Plan, as amended and restated effective as of January 1, 2023 (the “Plan”); and WHEREAS, pursuant to Section 10.02 of the Stock and Asset Purchase Agreement among the Company, JBT AeroTech Corporation and OSHKOSH Corporation, dated as of May 26, 2023 (the “Purchase Agreement”), the employees of JBT Aerotech Corporation and its subsidiaries shall cease to participate under the Plan and JBT Aerotech Corporation and its subsidiaries shall be removed as participating employers under the Plan, in each case effective as of August 1, 2023. NOW, THEREFORE, by virtue and in exercise of the powers reserved to JBT under Section 12.1 of the Plan, the Plan is hereby amended in the following particulars, each effective August 1, 2023: 1. By deleting the last paragraph and the third from last paragraph of the definition of “Eligible Employee” in Article I of the Plan. 2. By substituting the following for the definition of “Matched Participant” in Article I of the Plan: “Matched Participant means a Participant who is eligible to receive Company Safe Harbor Matching Contributions under Section 3.4D, including each (a) salaried Participant, (b) non- union hourly Participant and (c) Participant who is a member of a bargaining unit covered by a collective bargaining agreement that specifically provides for a Company Safe Harbor Matching Contribution under the Plan to the eligible members of the bargaining unit.” 3. By substituting “2.7 [Reserved]” for Section 2.7 of the Plan. 4. By substituting “2.14 [Reserved]” for Section 2.14 of the Plan. 5. By deleting Section 3.3A.2. 6. By substituting “3.4C [Reserved]” for Section 3.4C of the Plan. 7. By adding the following as new Section 13.12.5 of the Plan: “Notwithstanding any other provision in the Plan to the contrary, effective on August 1, 2023, JBT AeroTech Corporation and each of its subsidiaries shall cease being Participating Employers under the Plan. 8. By substituting the following for Appendix A: 2 “ Appendix A Bargaining Units Covered Under the Plan Effective August 1, 2023, the Jetway Systems, Ogden, Utah United Steel Workers Local 6162 shall cease to participate under this plan and on and after such date, no bargaining units are covered under the plan.” 9. By substituting the following for Appendix B: “ Appendix B [RESERVED]” 10. By substituting the following for Appendix C: “ Appendix C Provisions Applicable Only to Section 3.4C of the Plan and Only With Respect to Participants Who Are Members of the Jetway Systems, Ogden, Utah United Steel Workers Local 6162 Bargaining Unit C.1. [Reserved] C.2. [Reserved] C.3. [Reserved] C.4. A Participant becomes vested in his or her Company Nonelective Contribution Account for Company Nonelective Contributions made pursuant to this Section C.4 according to the following schedule: With respect to Participants with less than 3 Years of Service: Years of Service Percent 1 or less 33.33% 2 but fewer than 3 66.67% 3 or more 100% C.5. Notwithstanding anything to the contrary in the Plan, effective August 1, 2023, members of the Jetway Systems, Ogden, Utah - United Steel Workers Local 6162 shall cease to participate under the Plan and, for the avoidance of doubt, shall not be eligible to receive any Company Nonelective Contributions on or after such date.” * * * * * 3 IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 31st day of July, 2023. JOHN BEAN TECHNOLOGIES CORPORATION /s/ Shelley Bridarolli By: Shelley Bridarolli Its: Executive Vice President Human Resources